Exhibit 99.2

PREMIUM STANDARD FARMS, INC.	VOTE BY TELEPHONE
c/o UMB Bank, n.a. P.O. Box 419064 Kansas City, MO 64141	Have your proxy card available when you call our Toll-Free number 1-888-693-8683 using a touch-tone phone and follow the simple instructions to record your vote.
VOTE BY INTERNET
Have your proxy card available when you access the website www.cesvote.com and follow the simple instructions to record your vote.
VOTE BY MAIL
Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: Proxy Tabulator, P.O. Box 535450, Pittsburgh PA 15253.

Vote by Telephone Call Toll-Free using a touch-tone telephone: 1-888-693-8683	Vote by Internet Access the Website and cast your vote: www.cesvote.com	Vote by Mail Return your proxy in the postage-paid envelope provided

Vote 24 hours a day, 7 days a week.

If you vote by telephone or over the Internet, do not mail your proxy card.

Telephone and Internet votes must be received by 11:59 p.m. EST on February 22, 2007 to be included in the final tabulation.

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If voting by mail, this proxy card must be signed and dated below. ò Please fold and detach card at perforation before mailing. ò

PREMIUM STANDARD FARMS, INC.

SPECIAL MEETING OF STOCKHOLDERS

FRIDAY, FEBRUARY 23, 2007

PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR A SPECIAL MEETING OF STOCKHOLDERS

The undersigned hereby appoints John M. Meyer, Stephen A. Lightstone and Gerard J. Schulte, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Special Meeting of Stockholders of Premium Standard Farms, Inc. to be held on February 23, 2007, at 10:00 a.m., local time, in Conference Room 1A of the First Floor of the South Tower of State Street’s offices at 805 Pennsylvania Avenue, Kansas City, Missouri 64105, and at any adjournment or postponement thereof, on all matters coming before said meeting, including the matters described in the proxy statement/prospectus dated January 22, 2007. If the signed card is returned and specific voting instructions are not given with respect to matters to be acted upon at the meeting, the proxies will vote “FOR” adoption of the merger agreement and any adjournment of the special meeting to solicit additional proxies.

The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders, dated January 22, 2007, and the Proxy Statement furnished herewith.

Date: 2007

Signature

Signature
Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

IF VOTING BY MAIL, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE.

YOUR VOTE IS IMPORTANT

If you do not vote by telephone or Internet, please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope, or otherwise to Proxy Tabulator, P.O. Box 535450, Pittsburgh, PA 15253, so your shares will be represented at the Special Meeting. If you vote by telephone or Internet, it is not necessary to return this proxy card.

ò Please fold and detach card at perforation before mailing. ò

PREMIUM STANDARD FARMS, INC.	PROXY

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOX BUT YOU NEED NOT MARK ANY BOX IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2.

1.	Adopt the Agreement and Plan of Merger, dated as of September 17, 2006, among Smithfield Foods, Inc., KC2 Merger Sub, Inc. and Premium Standard Farms, Inc., as it may be amended from time to time.

        ❑  FOR                        ❑  AGAINST                        ❑  ABSTAIN

2.	In their discretion, the named proxies are authorized to vote on any procedural matters incident to the conduct of the special meeting, such as adjournment of the special meeting, including any adjournment for the purpose of soliciting additional proxies.

        ❑  FOR                        ❑  AGAINST                        ❑  ABSTAIN

In their discretion, the named proxies are authorized to vote upon such other business as may properly come before the special meeting.

(Continued and to be signed on the reverse side)